                                                                    Exhibit (q)

                                POWER OF ATTORNEY
                                 WITH RESPECT TO
                      TIFF INVESTMENT PROGRAM, INC. ("TIP")

By this instrument the director of TIP whose name and signature appears below, constitutes and appoints Esther Cash his attorney-in-fact, with power of substitution, in any and all capacities, to sign any registration statements and amendments thereto for TIP and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue of this instrument.


                                                                 March 12, 2002

/s/ Harry N. Hoffman
--------------------
Name: Harry N. Hoffman

                                                                    Exhibit (q)

                                POWER OF ATTORNEY
                                 WITH RESPECT TO
                      TIFF INVESTMENT PROGRAM, INC. ("TIP")

By this instrument the director of TIP whose name and signature appears below, constitutes and appoints Esther Cash his attorney-in-fact, with power of substitution, in any and all capacities, to sign any registration statements and amendments thereto for TIP and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue of this instrument.


                                                                  March 18, 2002


/s/ William H. McLean
---------------------
Name: William H. McLean